PANORAMA PASSAGE
EXHIBIT 13

SCHEDULE OF COMPUTATION OF PERFORMANCE

          The following examples are calculated in accordance with the methods described in the Prospectus and Statement of Additional Information:

1. Standardized Total Return (Since Inception of the Contract)

          Assuming experience from the American Century VP Value Sub-Account, on a $1,000 Purchase Payment:

$1,000 Payment made on	10/ 1/99
and fully redeemed on	12/31/99

A $40 Annual Contract Maintenance Charge is assessed at redemption.
For this calculation, it is prorated among Sub-Accounts, with 3.57% allocated to the Sub-Account
There are no Deferred Sales Charges on this Contract.
	Dates	Accumulation Unit Values
Inception Date of Contract	10/ 1/99	10.000000
	12/31/99	9.847039

The Standardized Total Return (Since Inception) through 12/31/1999
Accumulated Value
(1000/10.000000) × 9.847039		$984.70
Surrender-Free Amount		$984.70
Ending Redeemable Value
984.70 - .0357 × 40		$983.28

Standardized Total Return (Since Inception) through 12/31/1999

((983.28/1000) - 1) × 100		-1.67%

Note: Returns are not annualized for periods less than 1 year.

2. Annualized Accumulation Unit Value(AUV) Return
For a one year period, the annualized AUV return is equal to the percentage change in accumulation unit values.
For periods greater than one year, it is the effective annual compounded rate.
Assuming experience from the American Century VP Value Sub-Account:
	Dates	Accumulation Unit Values
	12/31/96	7.858801
	12/31/99	9.847039

Percentage Change in Accumulation Unit Values for the period ending 12/31/1999
((9.847039/7.858801) - 1) × 100%		25.30%

Annualized AUV Return for the 3 year period ending 12/31/1999
((1.2530 ˆ (1/3)) - 1 ) × 100%		7.81%

The symbol ˆ is being used to denote exponentiation.
3. Nonstandard Average Annual Total Return (Since Inception)
Assuming experience from the American Century VP Value Sub-Account on a $25,000 Purchase Payment:
The growth of $25,000 reflects annual administrative charges of $40 but does not reflect additional charge for any enhanced death benefit or premium taxes.

$25,000 Single Payment made on Fund’s Inception Date	5/ 1/96	$25,000
Accumulated Value on	12/31/99	$34,702
No. of Years Since Payment (Inception)		3.67

Nonstandard Average Annual Total Return (Since Inception) through the period ending 12/31/1999
((34,702/25,000) ˆ (1/3.67) - 1) × 100%		9.35%

The symbol ˆ is being used to denote exponentiation.

4. Nonstandard Calendar Year Total Return
Assuming experience from the American Century VP Value Sub-Account on a $25,000 Purchase Payment:
The growth of $25,000 reflects annual administrative charges of $40 but does not reflect additional charge for any enhanced death benefit or premium taxes.

$25,000 Single Payment made on Fund’s Inception Date	5/ 1/96	$25,000
Accumulated Value on	12/31/98	$35,562
Accumulated Value on	12/31/99	$34,702

Nonstandard Calendar Year Total Return for the Year ending 12/31/1999

((34,702/35,562) - 1) × 100%		-2.42%

5. 7-day Money Market Yield and Effective Yield

Assuming experience from the Oppenheimer Money Market Sub-Account on a hypothetical $1 payment:

Annualized Yields and Effective Yields based on the seven-day period ending 12/31/1999

Unit Value	12/23/99	10.088384
Unit Value	12/28/98	10.089701
Unit Value	12/31/98	10.092682

To get the change in value from 12/24/99 to 12/31/99:

Step 1. Change in value from 12/24/99 to 12/28/99 = *four-fifths (80%) of the change from 12/23/99 to 12/28/99:

* Since 12/24/1999 was not a business day

80% × ((10.089701/10.088384) × 1)		0.000104

Step 2. Change in value from 12/28/99 to 12/31/99:

(10.092682/10.089701) - 1		0.000295

Step 3. Change in value from 12/24/99 to 12/31/99: Add results of Steps 1 and 2

.000104 + .000295		0.000399

            Before Annual Contract Maintenance Charge deduction:

Yield:	0.000399 × (365/7) =	2.08%

Effective Yield:	1.000399 ˆ (365/7) - 1 =	2.10%

The symbol ˆ is being used to denote exponentiation.
The Annual Contract Maintenance Charge deduction is reflected assuming an average contract value of $75,000.
(40/75,000) × 100%		0.053%

After Annual Contract Maintenance Charge deduction:
Yield:		2.03%

Effective Yield:		2.05%